
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ___________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               Weeks Corporation
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



               Georgia                                    58-1525322
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

           4497 Park Drive
           Norcross, Georgia                                30093
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(Address of Principal Executive Offices)                  (Zip Code)

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
If this form relates to the                 If this form relates to the registration of a
registration of a class of                  class of securities pursuant to Section 12(g) of
securities pursuant to Section              the Exchange Act and is effective pursuant to
12(b) of the Exchange Act and               General Instruction A.(d), please check the
is effective upon filing pursuant           following box.  /   /
to General Instruction A.(c),
please check the following box. /X/

Securities Act Registration file number to which this form relates:   333-78721
                                                                      ---------

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on
          Title of Each Class to                   Which Each Class is to
             be so Registered                           be Registered
-----------------------------------------------   --------------------------

   8.625% Series D Cumulative Redeemable
 Preferred Stock, par value $.01 per share        New York Stock Exchange, Inc.
-----------------------------------------------   -----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:


________________________________________________________________________________
                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          The information required by Item 1 is set forth under the caption "Description of Capital Stock" in the Prospectus included as part of the Registrant's Registration Statement on Form S-3 (File No. 333-78721), which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Restated Articles of Incorporation, Articles of Amendment to Restated Articles of Incorporation, and Bylaws, each of which is attached as an exhibit hereto, which set forth in full the preferences, limitations and relative rights of each class of the Registrant's capital stock.

Item 2.   Exhibits.
          --------

           1. A specimen certificate of Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-78721)).

           2. Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

           3. Articles of Amendment of the Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.8 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

           4. Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated December 31, 1996 filed with the Commission on January 15, 1997).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  WEEKS CORPORATION


                                  By: /s/ David P. Stockert
                                     ----------------------------
                                     David P. Stockert
                                     Senior Vice President and
                                     Chief Financial Officer

Dated: May 18, 1999
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                                   Exhibits
                                   --------


Exhibit                                                                   Page
-------                                                                   ----

  1. A specimen certificate of Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-78721)).

  2. Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

  3. Articles of Amendment of the Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.8 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

  4. Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated December 31, 1996 filed with the Commission on January 15, 1997).